UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Euronet Worldwide, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 300
Leawood Kansas, 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 13, 2025, Euronet Worldwide, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market and other conditions, $850.0 million in aggregate principal amount of convertible senior notes due 2030 (the “notes”) in a private placement only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company plans to grant to the initial purchasers a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of the notes.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or affiliates thereof and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of the Company’s common stock initially underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with the offering, the Company intends to use up to $175 million of cash on hand to repurchase shares of its common stock. The Company expects to repurchase such shares from purchasers of notes in privately negotiated transactions with or through one of the initial purchasers or its affiliate concurrently with the pricing of the offering (the “share repurchases”), and the Company expects the purchase price per share of its common stock repurchased in such share repurchases to equal the last reported sale price of its common stock on the Nasdaq Global Select Market on the date of the offering. These share repurchases could increase, or reduce the size of any decrease in, the market price of the Company’s common stock, including concurrently with the pricing of the notes, resulting in a higher initial conversion price for the notes. No assurance can be given as to how much, if any, of the Company’s common stock will be repurchased or the terms on which it will be repurchased. This press release is not an offer to repurchase the Company’s common stock, and the offering of the notes is not contingent upon the repurchase of the Company’s common stock.

A copy of the press release announcing the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The notes and the shares of the Company’s common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the offering and the Company’s expectations regarding the use of net proceeds from the offering. These forward-looking statements also involve risks and uncertainties regarding, among other things, the capped call transactions and the share repurchases, the anticipated use of proceeds from the proposed offering, repurchases of shares of the Company’s common stock, and the potential impact of the foregoing or related transactions on dilution to holders of its common stock and the market price of the Company’s common stock, the trading price of the notes or the conversion price of the notes. Such forward-looking statements and those risks included in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Securities and Exchange Commission (“SEC”) filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. Any forward-looking statements made in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Except as may be required by law, the Company does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 13, 2025 issued by Euronet Worldwide, Inc.
104	Cover Page Interactive Data Files (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.
By:	/s/ Adam Godderz
Adam Godderz
General Counsel & Corporate Secretary

Date: August 13, 2025

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 13, 2025 issued by Euronet Worldwide, Inc.
104	Cover Page Interactive Data Files (embedded within the Inline XBRL document)